PROMISSORY NOTE

$ 10,000 **Date: April 15, 2026**

FOR VALUE RECEIVED, BioForce NanoSciences Holdings, Inc. (BFNH) (hereinafter referred to as the "Maker"), promises to pay to the order of Nauri Dean Ahmad ("Holder"), or assigns, at [redacted] Suffolk, VA, 23434, payment in cash and/or common shares on the principal and interest for $10,000 received by BFNH from Holder on November 10, 2025, and shall be made upon maturity in cash and/or shares. If the note is converted into shares before maturity, Holder agrees to take shares, whichever occurs first. Additionally, Three Thousand (3,000) common shares, par value $0.001, are to be issued at $0.4536, the Company's last closing price on April 15, 2026, as a Prom Note Premium to the Holder for entering into the agreement.

This Note shall mature in twelve (12) months at 10% (ten) from April 15, 2026, and shall be paid upon maturity as follows: there shall be a final Principal ($10,000) and interest payment ($1,000) made to the Holder in the amount of Eleven Thousand Dollars ($11,000) at which time it fulfills payment of all principal and accrued interest in full. If the holder elects to convert to shares at any time prior to maturity from the date of entering the Promissory Note, shares will be issued with full principal and accrued interest at that time, constituting a full payoff.

There will be no monthly interest payments; the full amount owed, principal and interest, will be made on April 14, 2027. If the Holder, however, converts to shares at any time prior to maturity, the Company agrees to pay the full principal and interest on the Promissory Note at the time of conversion into 144 Restricted Shares. Thus, if the note Holder agrees to convert after 1-day of this agreement, the holder is entitled to the full principal and interest of $11,000 in aggregate, to be paid in full by the Company's shares based on the closing price of the stock on the day of conversion. Holder will need to notify the Company of the intention to convert to shares within 48 hours during normal business hours, 9 am-5 pm ET. Notification can be by in-person, email, fax, or mail; if by mail, the conversion will occur within 48 hours of receipt of the mail notice (Exhibit 1).

The indebtedness evidenced by this Note may be prepaid in whole or in part at any time without penalty or premium after thirty (30) days' prior notice to the Holder, during which time the Holder shall be entitled to convert this Note into shares of Common Stock of the Maker as hereinafter provided. The Holder cannot convert to cash settlement until the full term of the agreement is realized, on April 14, 2027.

If from any circumstances whatsoever fulfillment of any provision of this Note at the time performance of such provision shall be due shall involve transcending the limit prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Note or under any other instrument evidencing or securing the indebtedness evidenced hereby, that is in excess of the current limit of such validity, but such obligation shall be fulfilled to the limit of such validity.

Presentment for payment, demand, protest, notice of demand, notice of dishonor, notice of nonpayment, and all other notices are hereby waived by Maker. No failure to accelerate the debt

[redacted] [redacted]

evidenced hereby by reason of default hereunder, acceptance of a past due installment, or indulgences granted from time to time shall be construed (1) as a novation of this Note or as a restatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of the Holder thereafter to insist upon strict compliance with the term of this Note, or (2) to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable law; and Maker hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of this Note or any installment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability of the Maker under this Note, either in whole or in part, unless the Holder agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

Maker hereby waives and renounces for itself, its heirs, successors and assigns, all rights to the benefits of any statute of limitations, any moratorium, reinstatement, marshaling, forbearance, valuation, stay, extension, redemption, appraisement and exemption now provided, or which may hereafter by provided, by the Constitution and laws of the United States of America and of the Commonwealth of Virginia, against the enforcement and collection of the obligations evidenced by this Note except as described above.

This Note shall be at the option of the Holder open to be convertible to common stock 1-day after the original date of this note as described herein at the office of Maker, and at such other place or places, if any, as the Board of Directors of the Maker may designate, into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock of the Maker. The number of shares of Common Stock issuable upon conversion of this Note shall be equal to the amount of principal and interest in full for which a notice of conversion is sent, divided by the Conversion Price in effect at the time of conversion, determined as hereinafter provided. The price at which shares of Common Stock shall be delivered upon conversion (the "Conversion Price") shall be the closing daily sale price of BFNH's stock on the OTC Markets. However, the Conversion Price shall be subject to adjustment from time to time in certain instances as hereinafter provided. No payment or adjustment shall be made in respect of dividends previously declared and paid on the Common Stock upon conversion of part or all of this Note into shares of Common Stock. If the Maker elects to prepay part or all of this Note, such right of conversion shall cease and terminate, as to the portion designated for prepayment, at the close of business on the prepayment date, unless the Maker defaults in the prepayment. Further, if conversion is designated, only the face amount of the Note plus all interest to be earned in full herein shall be used to calculate the number of shares issued hereunder. No fractional shares of Common Stock will be issued, and instead, the number of shares of Common Stock to be issued on conversion of this Note will, to the extent necessary, be rounded up to the nearest whole number of shares.

Before the Holder of this Note shall be entitled to convert the same into Common Stock, the Holder shall surrender this Note to the Maker, duly endorsed to the Maker, at the office of the Maker or at such other place or places, if any, as the Board of Directors of the Maker[redacted]ated, and shall

[redacted] [redacted]

give written notice to the Maker at said office or place that it elects to convert the same and shall state in writing therein the name or names (with addresses) in which it wishes the certificate or certificates for Common Stock to be issued. The Maker recommends that the holder convert to an electronic "Book Entry," a digital holding of the shares. The Maker will, as soon as practicable thereafter, issue and deliver at said office or place to Holder, or to its nominee or nominees, certificates for the number of full shares of Common Stock to which it shall be entitled as aforesaid. This Note shall be deemed to have been converted, as of the close of business, on the date of the surrender of the Note for conversion as provided above, and the person or persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock as of the close of business on such date. Once the Note is presented for conversion, the Holder of this Note will be entitled to receive all interest in full, $1000, plus the principal $10,000 on this Note, with full conversion at the Holder's election to convert into shares of Common Stock.

The Conversion Price in effect at any time shall be subject to adjustment as follows:

(i) In case the Maker shall (A) declare a dividend on its Common Stock in shares of Its capital stock, (B) subdivide its outstanding shares of Common Stock, (C) combine its outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Maker is the continuing corporation) any shares of its capital stock, the Conversion Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that if this Note is surrendered for conversion after such time, the Holder shall be entitled to receive the kind and amount of shares of Common Stock which it would have owned or have been entitled to receive had this Note been converted immediately prior to such time. Such adjustment shall be made successively whenever any event listed above occurs.

(ii) In case the Maker shall distribute to all holders of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Maker is the continuing corporation) evidences of its indebtedness or assets (excluding dividends or other distributions paid out of earned surplus), the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on the date fixed for such determination less the fair market value (as determined by the Board of Directors of the Maker, whose determination shall be conclusive and described in a Board Resolution of the Maker filed with the Transfer Agent) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price per share of the Common Stock on the date fixed for such determination, such adju[redacted]come

[redacted]

effective immediately prior to the opening of business of the day following the date fixed for the determination of stockholders entitled to receive such distribution.

(iii) For the purpose of any computation under paragraph (ii) above, the "Current Market Price" on any date shall be deemed to be the closing price per share of Common Stock at the time Holder notifies Company on share conversion. The Maker shall prepare according to generally accepted accounting principles as of the date of the conversion.

(iv) All calculations under this paragraph (3) shall be made to the nearest cent or the nearest 1/100th of a share.

(v) In case of any consolidation or merger of the Maker with or into any other corporation (other than a consolidation or merger in which the Maker is the continuing corporation), or in case of any sale or transfer of all or substantially all of the assets of the Maker, the Holder of this Note shall after such consolidation, merger, sale or transfer have the right to convert this Note into the kind and amount of shares of stock and other securities and property which such holder would have been entitled to receive upon such consolidation, merger, sale or transfer if he had held the Common Stock issuable upon the conversion of this Note immediately prior to such consolidation, merger, sale or transfer.

(vi) In the event that at any time, as a result of an adjustment made pursuant to paragraph (i) above, the holder of this Note surrendered for conversion shall become entitled to receive any securities other than shares of Common Stock, thereafter the amount of such other securities so receivable upon conversion of this Note shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in paragraphs (i) to (v), inclusive, above, and the provisions of this paragraph (6) with respect to the Common Stock shall apply on like terms to any such other securities.

(vi) No adjustment in the Conversion Price shall be required

Whenever the Conversion Price is adjustable as herein provided, the Maker shall notify the Holder of this Note of the change in the Conversion Price within 30 days of any such change.

The Maker will always reserve, keep available, and be prepared to issue, free from any preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of effecting conversion of this Note, the full number of shares of 144 Common Stock then issuable upon the conversion of all outstanding Notes. The Maker shall from time to time, in accordance with the laws of the State of Nevada, endeavor to amend its Articles of Incorporation to increase the authorized amount of its Common Stock if at any time the authorized amount of its Common Stock remaining unissued shall be not sufficient to permit the conversion of this Note and all other securities of the Maker which are convertible into Common Stock. The Maker shall, if any share of Common Stock required to be reserved for issuance upon conversion of this Note pursuant to this

[redacted] [redacted]

paragraph requires registration with or approval of any governmental authority under any Federal or state law before such shares may be issued upon such conversion, endeavor to cause such shares to be so registered or approved as expeditiously as possible.

The Maker will pay all transfer fees that may be payable in respect of the issue of or delivery of shares of Common Stock on conversion of this Note pursuant hereto. The Maker shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or transfer and delivery of shares of Common Stock in a name other than that in which this Note so converted was originally issued, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Maker the amount of any such tax or has established to the satisfaction of the Maker that such tax has been paid.

This Note shall be governed by the laws of the State of Nevada.

Given under the hand and seal of the undersigned, the date and year indicated above.

DATED:15th day of April 2026.

BioForce NanoSciences Holdings, Inc. ("Maker")

[redacted]

By: Richard Kaiesr – CFO/Director

Nauri Dean Ahmed ("Holder")

[redacted]

[redacted] Holder

EXHIBIT #1
BIOFORCE NANOSCIENCES HOLDINGS, INC.
CONVERSION NOTICE

Reference is made to the Promissory Note (the "**Promissory Note**") issued to the undersigned by BioForce NanoSciences Holdings, Inc. (BFNH), a Nevada corporation (the "**Company**"). In accordance with and pursuant to the Promissory Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Promissory Note) of the Promissory Note indicated below into BFNH shares, $0.001 par value per share, as of the date specified below. Capitalized terms not defined herein shall have their respective meanings as set forth in the Promissory Note.

Date of Conversion: **April 16, 2026**

Aggregate Principal and Interest to be converted to BFNH Shares: $10,000 Principal and $1000 interest, totaling $11,000 value, plus 3,000 (three thousand) 144 Common Shares, Prom Note Premium.

I, Nauri Dean Ahmad, agree to the AGGREGATE CONVERSION AMOUNT of the Prom Note entered April 15, 2026, TO BE CONVERTED as follows:

Please confirm the following information:

Conversion Price: **$0.4536 (Closing Price of BFNH Common Shares on April 16, 2026).**

Type and Number of BFNH shares to be issued: **Three Thousand (3,000) common shares as Promo Note Premium; $11,000(Principal & Interest)/ $0.4536 (Share Price Closing 04/16/2026) = 24,250 (twenty-four thousand two hundred fifty) 144 Restricted Common Shares. In total, NOTE HOLDER receives 27,250 (twenty-seven thousand two hundred fifty) BFNH 144 Restricted Common Shares, par value $0.001.**

Please issue the BFNH shares, which the Promissory Note is being converted into, in the following name and to the following address:

Issue to: Nauri Dean Ahmad

Address: [redacted], VA, 23434

Holder: Nauri Dean Ahmad*

By: [redacted]
Title: Prom Note Holder
Dated:04/16/2026

**** Made conversion in-person at the BioForce NanoSciences Holdings, Inc.'s office, 2020 General Booth Blvd., Ste. 230, Virginia Beach, VA 23454 with Richard Kaiser, the Company's CFO at 5:30 PM, April 16, 2026.***